                                                                     EXHIBIT 3.3

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                                AMENDMENT TO THE
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


         This AMENDMENT (this "Amendment") dated as of November 20, 2003, to the AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Partnership Agreement") of WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Partnership"), is entered into by the undersigned.

                                   WITNESSETH:

         WHEREAS, pursuant to Section 11.2.B(ii) of the Partnership Agreement, a majority in interest of the Limited Partners have consented in writing to this Amendment to the Partnership Agreement; and

         WHEREAS, pursuant to the Partnership Agreement the General Partner may execute this Amendment to the Partnership Agreement on behalf of the Partnership and the Limited Partners;

         NOW, THEREFORE, the parties agree as follows:

         1. Section 2.4 of the Partnership Agreement is hereby amended to read in its entirety as follows:

                  "The Partnership commenced upon the filing with the Secretary of State of the Commonwealth of Massachusetts on June 20, 1983, of an Agreement and Certificate of Limited Partnership pursuant to the Uniform Limited Partnership Act of the Commonwealth of Massachusetts and shall continue in full force and effect until December 31, 2021 or until dissolution prior thereto pursuant to the provisions hereof."

         2. Except as amended and modified by this Amendment, all other terms of the Partnership Agreement shall remain unchanged.

         3. This Amendment shall be governed by and construed as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the Commonwealth of Massachusetts.

         4. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective signatures to be hereunto affixed and attested, all as of the day and year first above written.


                          MANAGING GENERAL PARTNER

                          Two Winthrop Properties, Inc.

                          By: /s/ Patrick J. Foye
                             -------------------------------------------------
                              Name:  Patrick J. Foye
                              Title: Vice President - Residential


                          LIMITED PARTNERS

                          By: Two Winthrop Properties, Inc., as attorney-in
                              fact pursuant to the power of attorney provided in Section 11.1 of the Partnership Agreement.

                              By: /s/ Patrick J. Foye
                                 ---------------------------------------------
                                     Name:    Patrick J. Foye
                                     Title:   Vice President - Residential